UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2019 (May 24, 2019)

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 24, 2019 (the “Effective Date”), Pareteum Corporation (the “Company”) changed the titles of certain of its named executive officers to better reflect their roles and responsibilities with the Company (the “Title Changes”). No new employment agreements or arrangements were entered into between the Company and any of the named executive officers in connection with the Title Changes.

As of the Effective Date Robert H. Turner was appointed Chief Executive Officer. He shall also remain the Company’s Executive Chairman. Mr. Turner was appointed Executive Chairman of the Board on November 16, 2015. Mr. Turner has 40 years’ experience, cultivating and growing “all stage” global software, telecom and tech companies. He emphasizes strategy, sales, organizational leadership, and fundamental financial results and leads with a culture that passionately serves the needs of valued constituents, while sustaining growth. Mr. Turner launched his career at AT&T, where he rose to serve at the highest ranks in a broad spectrum of international, start-up, and corporate firms, including (selected highlights): NeoNova Network Services, Inc.; Pac West; Telecom, Inc.; Panterra Networks; PTT Telecom Netherlands, US Inc. (now KPN); and BellSouth Communications, Inc. (now AT&T). Mr. Turner is also an advisory board member of The Capital Angels, affiliated with SC Angel Network. Mr. Turner earned a Bachelor of Science degree and a Master of Business Administration from the University of South Carolina, where he was presented with a Distinguished Alumni award in 2010. Mr. Turner is Guest Lecturer in the Darla Moore School of Business Professional MBA program.

As of the Effective Date Denis McCarthy was appointed Chief Operating Officer and resigned his position as President. Mr. McCarthy was appointed President on October 1, 2018 and joined Pareteum January 1, 2018 as SVP of Corporate Development. From 2014 through 2017, Mr. McCarthy was Senior Vice President of Operations and Finance at Mosaic Networx Inc., which delivers cloud-based data and telephony services to enterprises, where he handled all aspects of finance, systems integration, human resources and strategic relationships including merger and acquisition activity. From 2011 through 2013, Mr. McCarthy was Senior Vice President of Finance with United Brands Product Design. Prior to that, Mr. McCarthy was CFO of AP Telecom, a global sales channel manager for Undersea Cable Installations. He was CFO and COO of Pac-West Telecomm, a provider of next generation VoIP solutions for enterprise and communications services providers, which includes Telastic, a division of PacWest that developed cutting edge cloud-based telephony, billing and support systems. Mr. McCarthy began his career and spent nearly ten years in public accounting, providing assurance and advisory services in the high technology and software industry, including telecommunications and bio-tech companies both at Arthur Andersen and RSM. He holds a Bachelor of Science in Business Administration and a Master of Science in Administration from Bryant University.

As of the Effective Date, Vic Bozzo was appointed Chief Commercial Officer and resigned his position as Chief Executive Officer. Mr. Bozzo was appointed Chief Executive Officer on November 1, 2016. Mr. Bozzo served as Senior Vice President, Worldwide Sales and Marketing for Telarix Inc., a market leader in interconnect solutions for service providers. Under Mr. Bozzo’s sales and marketing leadership, sales increased significantly, and the company received numerous market leadership accolades, ultimately leading to a highly successful exit for investors. Prior to joining Telarix, Mr. Bozzo served as President and General Manager of Pac-West’s Emerging Technologies division after selling Pac-West his startup, Factor Communications, an innovative portfolio of cloud-based communications services. He was also responsible for significant revenue and customer growth and investor returns at exTone Communications, ITXC Corporation, and Voxware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: May 24, 2019	By:	/s/ Edward O'Donnell
Name: Edward O’Donnell
Title: Chief Financial Officer